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                                                                    Exhibit 3.43


                          CERTIFICATE OF INCORPORATION

                                       OF

                             PLAYBOY BOOK CLUB, INC.

                                    * * * * *

     1.   The name of the corporation is PLAYBOY BOOK CLUB, INC.

     2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3.   The nature of the business or purposes to be conducted or promoted is:

     To publish, produce, distribute and sell books prints, publications and other printed matter of all kinds.

     To engage in any lawful act or activity for which corporations may be organized under General Corporation Law of Delaware.

     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

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     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

     In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such

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powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

     The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

     4. The total number of shares of stock which the corporation shall have authority to issue is two hundred and fifty (250) shares of Common Stock and the par value of each of such shares is Two Hundred Dollars ($200.00) amounting in the aggregate to Fifty Thousand Dollars ($50,000.00).

     At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

     5A.  The name and mailing address of each incorporator is as follows:

          NAME                               MAILING ADDRESS
          ----                               ---------------
        B. J. Consono                 100 West Tenth Street
                                      Wilmington, Delaware

        F. J. Obara, Jr.              100 West Tenth Street
                                      Wilmington, Delaware

        J. L. Rivera                  100 West Tenth Street
                                      Wilmington, Delaware

     5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

        NAME                               MAILING ADDRESS
        ----                               ---------------
     Lance Hooper                       919 North Michigan Avenue
                                        Chicago, Illinois  60611

     Glenn Hefner                       919 North Michigan Avenue
                                        Chicago, Illinois  60611

     Robert S. Preuss                   919 North Michigan Avenue
                                        Chicago, Illinois  60611

     6.   The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers

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and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of the money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     8. No contract or other transaction between the corporation and any person, firm, association or corporation and no other act of this corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the corporation are, directly or indirectly, pecuniarily or otherwise interested in such contract, transaction or other act or related to or interested in such person, firm, association or corporation as director, stockholder, officer, employee, member or otherwise. Any director of the corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors, or of any committee of directors having the powers of the full board, at which action upon any such contract, transaction or other act

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is taken, and if such fact shall be so disclosed or known, any director of this corporation so related or otherwise interested may be counted in determining the presence of a quorum at any meeting of the board of directors or of such committee at which action upon any such contract, transaction or act shall be taken and may vote thereat with respect to such action with like force and effect as if he were not so related or interested. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

     9. The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or otherwise.

     10. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     11. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 14th day of September, 1970.

                                /s/ B. J. Consono
                                ----------------------------

                                /s/ F. J. Obara, Jr.
                                ----------------------------

                                /s/ J. L. Rivera
                                ----------------------------

STATE OF DELAWARE        }
                         } ss:
COUNTY OF NEW CASTLE     }

     BE IT REMEMBERED that on this 14th day of September, 1970, personally came before me, a Notary Public for the State of Delaware, B. J. Consono, F. J. Obara, Jr. and J. L. Rivera, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

     GIVEN under my hand and seal of office the day and year aforesaid.

                                 /s/ Johanna Mcmalley
                                --------------------------
                                      Notary Public

                                [SEAL]

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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                             AND OF REGISTERED AGENT

          It is hereby certified that:

          1. The name of the corporation(hereinafter called the "corporation") is PLAYBOY BOOK CLUB, INC.

          2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

          3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.


Signed on February 18, 1977.

                                           /s/ William H. Klein
                                          -----------------------------
                                          William H. Klein
                                          Vice President

Attest:

 /s/ Howard Shapiro
---------------------------
Howard Shapiro
Asst. Secretary

                                                            --------------------
                         CERTIFICATE OF AMENDMENT                877244070
                                                                   FILED
                                   OF                            12:30 PM
                                                                SEP 1 1987
                       CERTIFICATE OF INCORPORATION          /s/ MICHAEL [H   ]
                                                             SECRETARY OF STATE
                                   OF                       --------------------

                         PLAYBOY BOOK CLUB, INC.

     PLAYBOY BOOK CLUB, INC., a Delaware corporation (the "Corporation") pursuant to Section 242 of the General Corporation Law of the State of Delaware, hereby certifies that:

     FIRST:    On August 18, 1987, the Board of Directors of the Corporation
adopted the following resolution setting forth and recommending proposed amendments to the Certificate of Incorporation of the Corporation:

          RESOLVED, that the Board of Directors deems it advisable, and the Board hereby recommends, that the Certificate of Incorporation of the Corporation be amended by amending Articles 1. and 3. and by deleting
          Article 9. and inserting in lieu thereof a new Article 9., which Articles shall read in their entirety as follows:

               "1. The name of the corporation is The Fashion Licensing Group, Inc.

               3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

               9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to

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          authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

               Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

     SECOND:   Thereafter the foregoing proposed amendments were approved by the written consent of the sole stockholder of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:    The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, PLAYBOY BOOK CLUB, INC. has caused this Certificate of Amendment to be duly executed this 19th day of August, 1987.

                                        PLAYBOY BOOK CLUB, INC.


                                        By  /s/ Howard Shapiro
                                           ---------------------------
                                           Howard Shapiro
                                           Vice President

ATTEST:


/s/ Dale C. Gordon
--------------------------
Dale C. Gordon
Secretary

                         CERTIFICATE OF AMENDMENT                877258040
                                                            --------------------
                                   OF                              FILED
                                                                 12:20 PM
                       CERTIFICATE OF INCORPORATION             SEP 15 1987
                                                             /s/ MICHAEL [H   ]
                                   OF                        SECRETARY OF STATE
                                                            --------------------
                    THE FASHION LICENSING GROUP, INC.

     THE FASHION LICENSING GROUP, INC., a Delaware corporation (the "Corporation") pursuant to Section 242 of the General Corporation Law of the State of Delaware, hereby certifies that:

     FIRST:    On September 14, 1987, the Board of Directors of the Corporation
adopted the following resolution setting forth and recommending a proposed amendment to the Certificate of Incorporation of the Corporation:

     RESOLVED, that the Board of Directors deems it advisable, and the Board hereby recommends, that the Certificate of Incorporation of the Corporation be amended by amending Article 1., which Article shall read in its entirety as follows:

          "1. The name of the corporation is Licensing Unlimited, Inc."

     SECOND:   Thereafter the foregoing proposed amendment was approved by the written consent of the sole stockholder of the Corporation pursuant to Section 228 of the General Corporation Laws of the State of Delaware.

     THIRD:    The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, THE FASHION LICENSING GROUP, INC. has caused this Certificate of Amendment to be duly executed this 14th day of September, 1987.


                                        THE FASHION LICENSING GROUP, INC.


                                        By  /s/ Howard Shapiro
                                           ---------------------------
                                            Howard Shapiro
                                            Vice President


ATTEST:
 /s/ Dale C. Gordon
--------------------------
Dale C. Gordon
Secretary

                            CERTIFICATE OF AMENDMENT             909024909
                                                            --------------------
                                       OF                          FILED
                                                                    9AM
                           CERTIFICATE OF INCORPORATION         JAN 24 1998
                                                             /s/ MICHAEL H[   ]
                                       OF                    SECRETARY OF STATE
                                                            --------------------
                            LICENSING UNLIMITED, INC.

     LICENSING UNLIMITED, INC., a Delaware corporation (the "Corporation") pursuant to Section 242 of the General Corporation Law of the State of Delaware, hereby certifies that:

     FIRST:    On January 22, 1990, the Board of Directors of the Corporation
adopted the following resolution setting forth and recommending a proposed amendment to the Certificate of Incorporation of the Corporation:

          RESOLVED, that the Board of Directors deems it advisable, and the Board hereby recommends, that the Certificate of Incorporation of the Corporation be amended by amending Article 1., which Article shall read in its entirety as follows:

          "1. The name of the corporation is Lifestyle Brands, Ltd."

     SECOND:   Thereafter the foregoing proposed amendment was approved by the written consent of the sole stockholder of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:    The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, LICENSING UNLIMITED, INC. has caused this Certificate of Amendment to be duly executed this 22nd day of January, 1990.


                                                     LICENSING UNLIMITED, INC.


                                        By  /s/ Howard Shapiro
                                           ---------------------------
                                            Howard Shapiro
                                            Vice President

ATTEST:
 /s/ Dale C. Gordon
--------------------------
Dale C. Gordon
Secretary

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

     Lifestyle Brands, Ltd. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc., 32 Loockerman Sq., Suite L-100, Dover, DE 19901 and the present registered office of the corporation is in the county of Kent.

     The Board of Directors of Lifestyle Brands, Ltd. adopted the following resolution on the 20th day of May , 1994.

     Resolved, that the registered office of Lifestyle Brands, Ltd. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present register agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, Lifestyle Brands, Ltd. has caused this statement to be signed by Howard Shapiro , its Vice President , and attested by Irma Villarreal, its Secretary this


20th day of May 1994

                                        By  /s/ Howard Shapiro
                                           ---------------------------
                                            Howard Shapiro, Vice President

ATTEST:
By /s/ Irma Villarreal
  --------------------------
   Irma Villarreal, Secretary